REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Apache Energy Services, LLC

Forth Worth, Texas

We have audited the accompanying balance sheet of Apache Energy Services, LLC (the “Company”) as of September 27, 2012 and the related statements of operations, members’ equity and cash flows for the period from January 4, 2012 (inception) to September 27, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apache Energy Services, LLC as of September 27, 2012, and the results of its operations and its cash flows for the period from January 4, 2012 (inception) to September 27, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

December 6, 2012

APACHE ENERGY SERVICES, LLC
BALANCE SHEET
As of September 27, 2012

ASSETS
Current assets:
Cash and cash equivalents	$ 205,139
Accounts receivable	268,347
Prepaid expense and other current assets	11,917

Total current assets	485,403

Property and equipment, net of accumulated depreciation of $13,637	45,120

Total assets	$ 530,523

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$ 37,921
Accrued liabilities	15,324
Sales tax payable	46,910

Total liabilities	100,155

Members' equity
Members' capital	(33,650)
Retained earnings	464,018

Total members' equity	430,368

Total liabilities and members' equity	$ 530,523

See accompanying notes to financial statements

APACHE ENERGY SERVICES, LLC
STATEMENT OF OPERATIONS
For the period from January 4, 2012 (inception) to September 27, 2012

REVENUES	$ 1,320,211

COST OF REVENUES	802,456

GROSS PROFIT	517,755

OPERATING EXPENSES:
Selling, general and administrative	27,156
Professional fees	23,720

Total operating expenses	50,876

INCOME FROM OPERATIONS	466,879

OTHER EXPENSE
Interest expense	(2,861)

NET INCOME	$ 464,018

See accompanying notes to financial statements

APACHE ENERGY SERVICES, LLC
STATEMENT OF MEMBERS' EQUITY
For the period from January 4, 2012 (inception) to September 27, 2012

	Members'	Retained	Members'
	Capital	Earnings	Equity

Capital contributions	$ 36,350	$ -	$ 36,350

Member distributions	(70,000)	-	(70,000)

Net income for the period	-	464,018	464,018

Balance at September 27, 2012	$ (33,650)	$ 464,018	$ 430,368

See accompanying notes to financial statements

APACHE ENERGY SERVICES, LLC
STATEMENT OF CASH FLOWS
For the period from January 4, 2012 (inception) to September 27, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 464,018
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation expense	19,652
Gain on sale of property and equipment	(2,386)
Changes in:
Accounts receivable	(268,347)
Prepaid expense and other current assets	(11,917)
Accounts payable	37,921
Accrued liabilities	15,324
Sales tax payable	46,910
Net cash provided by operating activities	301,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(58,756)
Proceeds received from sale of property and equipment	52,500
Net cash used in investing activities	(6,256)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on financing loan	(56,130)
Members' contributions	36,350
Distributions to members	(70,000)
Net cash provided by financing activities	(89,780)

NET INCREASE IN CASH AND CASH EQUIVALENTS	205,139

CASH AND CASH EQUIVALENTS, beginning of period	-

CASH AND CASH EQUIVALENTS, end of period	$ 205,139

SUPPLEMENTAL CASH FLOW INFORMATION
Interest expense paid	$ 2,861
Income taxes paid	-

NONCASH INVESTING ACTIVITY
Purchase of property and equipment through a financing loan	$ 56,130

See accompanying notes to financial statements

APACHE ENERGY SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Description of Business. Apache Energy Services, LLC (“we”, “our”, “the Company”, or “AES”) provides water transfer services in connection with the hydraulic fracturing (“fracing”) of oil and gas reservoirs. The Company arranges for up to millions of gallons to be delivered to frac pads and drill sites. The water transfer services can range from drilling water wells and digging water storage pits to arranging for miles of above ground temporary pipe and high volume pumps to address all of the logistics needs of water during fracing for an oilfield operator.  Once a frac job is completed, the Company transfers the pipe, pumps and other temporary infrastructure to another location at the request of its customers.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents.  Cash equivalents include all highly liquid investments with original maturities of three months or less.

Accounts Receivable.  Accounts receivable are comprised of unsecured amounts due from customers. The Company carries it accounts receivable at their face amounts less an allowance for bad debts.  The allowance for bad debts is recognized based on management’s estimate of likely losses per year, based on past experience and review of customer profiles and the aging of receivable balances.  As of September 27, 2012, no allowance for bad debts was required for the Company’s receivable accounts.

Revenue recognition.  Revenue is recognized when all of the following criteria are met:  1) persuasive evidence of an arrangement, 2) delivery has occurred, 3) the price is fixed and determinable, and 4) collectability is reasonably assured.

Property and equipment.  Property and equipment is valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which ranges from three to five years.

Impairment of Long-lived assets.  The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Income taxes.  The Company operates as a limited liability company and is a disregarded entity for federal and state income tax purposes.  The Company is not liable for U.S. federal income taxes as its members recognize their share of income and loss in their respective tax return.  Accordingly, no provision for U.S. federal income taxes is recorded.

Fair Value of Financial Instruments.  The carrying value of short-term instruments, including cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to the short maturities of these instruments.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment at September 27, 2012 consists of the following:

	Cost	Accumulated Depreciation	Net Book Value

Road Crossings	$ 9,891	$ 1,932	$ 7,959
Trailers	48,866	11,705	37,161
	$58,757	$ 13,637	$ 45,120

A truck was purchased in February 2012, and was subsequently sold in September 2012 for $52,500 resulting in a net gain of $2,386.   The purchase of the truck was funded through standard commercial financing.  The financing was paid in full from the proceeds of the sale.  Depreciation expense for the period amounted to $19,652.

NOTE 3 – CUSTOMER CONCENTRATION

The Company provides its services to relatively few oil and gas companies that have accounted for a substantial portion of the Company’s revenues.  For the period ended September, 2012, two customers accounted for 85% of the Company’s total net sales.

The Company’s customers generally do not enter into long-term agreements obligating them to future services. The Company may not continue to receive significant revenues from any of these or from other large customers. A reduction or delay in orders from any of the Company’s significant customers, or a delay or default in payment by any significant customer could materially impact the Company’s business and prospects. Because of the Company’s significant customer concentration, its net sales and operating income could fluctuate significantly due to changes in political or economic conditions, or the loss, reduction of business, or less favorable terms for any of the Company's significant customers.

NOTE 4 – MEMBERS’ EQUITY

AES was formed on January 4, 2012, by two members.  Each member has a 50% ownership in the Company.  During the period ended September 27, 2012, the members contributed $36,350.  During the same period, the members received distributions totaling $70,000 from the net earnings of the Company.

NOTE 5 – CONTINGENCIES

From time to time, AES may be subject to routine litigation, claims, or disputes in the ordinary course of business. In the opinion of management; no pending or known threatened claims, actions or proceedings against AES are expected to have a material adverse effect on AES’s financial position, results of operations or cash flows.   AES cannot predict with certainty, however, the outcome or effect of any of the litigation or investigatory matters. There can be no assurance as to the ultimate outcome of these lawsuits and investigations.

NOTE 6 – SUBSEQUENT EVENTS

AES did not have any other subsequent events through December 6, 2012, which is the date the financial statements were available to be issued for events requiring recording or disclosure in the financial statements for the period ended September 27, 2012.